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                                                                    EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                  June 29, 2001

NetManage, Inc.
10725 North DeAnza Blvd.
Cupertino, Ca  95014

         Re: Registration Statement for Offering of an Aggregate of 3,000,000
             Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to NetManage, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,000,000 shares of common stock (the "Shares") and related stock options for issuance under the Company's 1992 Stock Option Plan (the "Option Plan") and an additional 2,000,000 Shares for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the increase in the number of Shares reserved for issuance under the Option Plan and the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to
(i) the provisions of option agreements duly authorized under the Option Plan and (ii) the provisions of purchase agreements duly authorized under the Purchase Plan, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the Purchase Plan or the Shares.


                                Very truly yours,


                                /s/ BROBECK, PHLEGER & HARRISON LLP